SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549

                             ____________

                               FORM 8-K

                            CURRENT REPORT

                   Pursuant to Section 13 or 15(d)
               of the Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported) March 5, 1998



                          BROWN GROUP, INC.
       (Exact name of registrant as specified in its charter)



                               New York
    (State or other jurisdiction of incorporation or organization)


        1-2191                                       43-0197190
(Commission File Number)                 (IRS Employer Identification Number)

           8300 Maryland Avenue
           St. Louis, Missouri                        63105
(Address of principal executive offices)             (Zip Code)



                           (314) 854-4000
        (Registrant's telephone number, including area code)




                           NOT APPLICABLE
       (Former name, former address and former fiscal year, if changed since last report)



                         Page 1 of 10 Pages

Item 5. Other Events
         ------------

        On March 5, 1998, Brown Group, Inc. announced operating results for the fiscal year ended January 31, 1998. Brown Group, Inc. also announced additional losses at its Pagoda International division which offset favorable results from core operations.

        Attached as an exhibit to this report is a copy of a press release issued on March 5, 1998, which press release is incorporated herein by reference.


Item 7. Financial Statements, Pro Forma Information and Exhibits
        --------------------------------------------------------

        Exhibit No.      Description of Exhibit
        -----------      ----------------------

        99.1             Press release dated March 5, 1998



                           SIGNATURE

            Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               BROWN GROUP, INC.
                                  (Registrant)



                            By   /s/ H. E. Rich
                            Executive Vice President and
                            Chief Financial Officer


Date: March 5, 1998

                                                   EXHIBIT 99.1


                     FOR IMMEDIATE RELEASE

BROWN GROUP REPORTS FISCAL YEAR 1997 RESULTS:  PROGRESS IN CORE

     OPERATIONS OFFSET BY LOSSES/CHARGES AT INTERNATIONAL

                         SALES DIVISION


ST. LOUIS, MISSOURI, March 5, 1998 . . . Brown Group, Inc. (NYSE: BG) reported consolidated net sales for the 52-week fiscal year 1997, which ended January
31, 1998, of $1,567,202,000 compared to $1,525,052,000 in fiscal 1996, an increase of 2.8 percent.

The company reported a net loss of $20,896,000, or a basic loss per share of $1.19, for fiscal year 1997 compared to net earnings of $20,315,000, or basic earnings per share of $1.16, in fiscal year 1996. The 1997 net loss includes after-tax restructuring charges and operating losses of $45,617,000 associated with the company's Pagoda International sales division and an after-tax loss of $1,500,000 related to the sale of Famous Footwear's fixtures manufacturing facilities.

Excluding these items, the company's core operations earned $26,221,000, or basic earnings per share of $1.49, in fiscal year 1997 compared to earnings of $26,015,000, or basic earnings per share of $1.48, in 1996. The 1996 earnings include $4,900,000 or $.28 per share of non-recurring gains related to LIFO inventory liquidations and income taxes.

Net sales for the fourth quarter of fiscal year 1997, which ended January 31, 1998, were $362,678,000 compared to $358,937,000 in 1996, an increase of 1.0 percent. A net loss of $12,645,000, or a basic loss per share of $.72, was reported for the quarter compared to net earnings of $1,369,000, or basic earnings per share of $.08, in the fourth quarter of 1996.

The fourth quarter 1997 net loss includes after-tax charges and operating losses of $15,502,000 associated with the Pagoda International sales business and an after-tax loss of $1,500,000 related to the sale of Famous Footwear's fixtures manufacturing facilities. Excluding these items, the company's core operations earned $4,357,000, or basic earnings per share of $.25, in the fourth quarter of 1997 compared to $4,569,000, or basic earnings per share of $.26, in the fourth quarter of 1996. The 1996 results include a non-recurring gain of $1,900,000 related to income taxes.

Announcement of these results was made by B. A. Bridgewater, Jr., Chairman of the Board, President and Chief Executive Officer, who said:

     "Brown Group made excellent progress in its core businesses -- Famous Footwear, Brown Shoe Company and the Canadian Operations -- during fiscal year 1997. Continuing momentum in these businesses resulted in combined net earnings totaling more than $26 million, exceeding plan and prior estimates. These earnings are about even with results last year that included non-recurring gains of $4.9 million. Unfortunately, this progress was overshadowed by severe losses at the Pagoda International sales division and charges taken in the second half of the year to restructure that business. Prospects for further progress in the core businesses are encouraging.

     "At Famous Footwear, strengthened operating execution led to fiscal 1997 sales of $849.9 million that were up 8.8 percent over 1996, with same-store sales up 1.9 percent for the year. Sales per square foot increased 5.6 percent, reflecting strong productivity in the newer stores, and the maturing of stores opened in the 1994 to 1995 period. Operating earnings of $34.5 million were up 38.3 percent. These operating earnings exclude a pretax non-recurring loss on the sale of the Famous Fixtures business, which was completed in early February 1998. The fixture operation had annual sales in 1997 of $21 million and had incurred net losses in the $1 to $2.5 million range over the past several years, depressing Famous Footwear's earnings. Excluding the non-recurring charge and operating losses at the Fixtures operation, Famous Footwear's operating earnings in 1997 were $37.8 million.

     "Good inventory flow and well-managed distribution costs, particularly at the company's second distribution center, which opened in the fall of 1995, contributed to Famous Footwear's improved results for the year. The progress at Famous Footwear is particularly encouraging in light of the slow-down in the athletic footwear industry. Famous Footwear stores are uniquely positioned to serve men's, women's and children's changing fashion needs. The company opened 60 new stores during the year and closed 39, ending the year with 815 stores in operation.

     "The company's core wholesale businesses -- Brown Branded Marketing and Pagoda U.S.A. -- also reported solid progress for the year. Sales of $432.7 million were slightly below last year's level, but better margins and tightly controlled expenses led to operating earnings of $31.1 million compared to $32.0 million in fiscal year 1996, which included $4.0 million of non-recurring gains from the liquidation of LIFO inventories at Brown
     Shoe Company.   Sales of the Naturalizer and NaturalSPORT brands increased slightly in 1997, and the continued emphasis on product development and investment in aggressive brand marketing, which increased 18 percent in 1997, is contributing to the improved results.

     "At Naturalizer Retail, sales of $130.1 million were about even with fiscal year 1996 sales with same-store sales down .9 percent. An operating loss of $2.9 million was recorded for the year. However, the real estate strategy initiated in 1997 is achieving expected results, as average store volume increased 5 percent in the fall season. The plan to exit under-performing locations and to operate fewer stores but in better shopping centers also resulted in comparable store sales increases of 11 percent for the fall season in our 36 new and remodeled cherry wood stores open at least twelve months. There were 341 stores in operation at year-end.

     "The company's Canadian Operations continued their solid performance during 1997. Sales of $76.2 million were up 4.1 percent over the prior year and operating earnings increased 19.1 percent to $7.8 million. These results were led by improved sales at the Retail division, where same-store sales were up 5.2 percent for the year on top of a 7.3 percent same-store sales increase in 1996. There were 107 Naturalizer stores and 16 F.
     X. LaSalle stores in operation in Canada at fiscal year-end.

     "On October 8, 1997, Brown Group announced that excessive inventories and increasing losses at its Pagoda International sales division had led to a decision to reduce substantially investment in that business, and to shift resources to the company's profitable core businesses. As a result of the completion of the contract for sale of Pagoda International's Brazilian inventory to Calcados Dilly Ltda. and the impact of the Brazilian government's financial austerity program, additional losses and provisions of approximately $9 million were announced on February 5, 1998. As a result of further review of the division, a year-end charge of $6 million was also incurred to provide for additional unanticipated high costs.
     With these provisions, we have taken actions to deal with these severe problems and free capital to invest in the ninety-five percent of the company represented by our core operations.

     "Brown Group's management of cash flow for fiscal year 1997 was excellent; positive cash flow of $21 million was $59 million better than last year, and resulted in short-term borrowings, net of cash and short-term investments, of less than $4 million at year-end. At its meeting held today, the company's Board of Directors declared a regular quarterly dividend of $.10 per share, payable April 1, 1998. This is the 301st consecutive quarterly dividend paid by the company.


     "In view of the progress with our core operations and balance sheet, the costs at Pagoda International are particularly disappointing. But aggressive provisions in 1997 for dealing with that business, although costly and troublesome, leave us with a higher degree of confidence that our plans in 1998 will be achieved.

     "That confidence is supported by early momentum: Famous Footwear achieved a 4.4 percent same-store sales gain in February, Naturalizer Retail returned to a gain, and wholesale forward orders solidly support our profit plans at Pagoda U.S.A. and Brown Branded Marketing. As Brown Group emerges from the impact of restructuring Pagoda International, our developing earning power and strength as a corporation will become clear."


Safe Harbor Statement Under the Private Securities Litigation Act of 1995:
This press release contains certain forward-looking statements that are subject to various risks and uncertainties that could cause actual results to differ materially. These include general economic conditions, competition, consumer apparel and footwear buying trends, and political and economic conditions in Brazil and China, which are significant footwear sourcing countries. The Company's reports to the Securities and Exchange Commission from time to time contain detailed information relating to such factors.

Brown Group, Inc. is a $1.5 billion footwear company with worldwide operations. The company operates the Famous Footwear, Naturalizer and F. X. LaSalle chains of footwear retail stores and markets leading brands including Naturalizer, Life Stride, NaturalSPORT, the Larry Stuart Collection, le coq sportif athletic footwear, and licensed brands including Dr. Scholl's and Disney character footwear.

Brown Group, Inc. press releases are available by fax through PR Newswire's Company News On-Call fax service at 800-758-5804, extension 109435. Brown Group, Inc. news and other company information also are available on the company's web site at http://www.browngroup.com.

                            BROWN GROUP, INC.
                   CONSOLIDATED STATEMENTS OF EARNINGS

(Thousands, except per share)

                              Thirteen Weeks Ended     Fifty-Two Weeks Ended
                             ----------------------  ------------------------
                             January 31  February 1  January 31    February 1
                               1998        1997         1998          1997
                             ----------  ----------  ----------    ----------

Net Sales                    $362,678    $358,937    $1,567,202    $1,525,052

Cost of Goods Sold            231,905     228,758       988,530       958,288
                             --------    --------    ----------    ----------

Gross Profit                  130,773     130,179       578,672       566,764

Selling and
   Administrative Expenses    139,912     126,022       559,536       521,553

Interest Expense                5,482       5,627        21,756        19,327

Other Income                     (757)       (529)         (452)       (1,341)
                             --------    --------    ----------    ----------

Earnings (Loss) Before
   Income Taxes               (13,864)       (941)       (2,168)       27,225

Income Tax
   (Provision) Benefit          1,219       2,310       (18,728)       (6,910)
                             --------    --------    ----------    ----------

Net Earnings (Loss)          $(12,645)   $  1,369    $  (20,896)   $   20,315
                             ========    ========    ==========    ==========

Basic Net Earnings (Loss)
   Per Common Share          $   (.72)   $    .08    $    (1.19)   $     1.16
                             ========    ========    ==========    ==========

Diluted Net Earnings (Loss)
   Per Common Share          $   (.72)   $    .08    $    (1.19)   $     1.15
                             ========    ========    ==========    ==========


Note A:  The consolidated statement of earnings for the thirteen weeks ended
January 31, 1998 includes an after-tax restructuring charge of $10.0 million, related to the Pagoda International operations, of which $6.8 million is reflected in cost of goods sold, $3.1 million in selling and administrative expenses and $.1 million in other income. Results for the fifty-two weeks ended
January 31, 1998 reflect after-tax restructuring charges of $31.0 million related to the Pagoda International operations, of which $14.7 million is reflected in cost of goods sold, $7.3 million in selling and administrative expenses, $1.0 million in other income and $8.0 million in income taxes.

Note B:   Results for the thirteen weeks ended February 1, 1997 include $1.9 million of favorable income tax adjustments related to reversal of tax valuation reserves provided in 1995, and the effect of an adjustment of the effective tax rate to reflect a higher level of untaxed foreign earnings than originally anticipated.  Results for the fifty-two weeks ended February 1,
1997 reflect an after-tax credit from LIFO inventory liquidations of $2.6 million and a tax credit of $2.3 million from the recovery of tax valuation reserves.





                             BROWN GROUP, INC.

                   CONDENSED CONSOLIDATED BALANCE SHEETS


(Thousands)

                                                        January 31   February 1
                                                           1998         1997
                                                        -----------  -----------
ASSETS

Cash and Cash Equivalents                               $   50,136   $  38,686
Receivables, Net                                            77,355      90,246
Inventories (less reserve for valuation to last-in,
   first-out cost at January 31, 1998 of  $15,617
   and February 1, 1997 of $18,846)                        380,177     398,803
Other Current Assets                                        30,862      37,040
                                                        ----------   ---------
   Total Current Assets                                    538,530     564,775

Property, Plant and Equipment - Net                         82,744      85,380
Other Assets                                                73,714      72,220
                                                        ----------   ---------

                                                        $  694,988   $ 722,375
                                                        ==========   =========
LIABILITIES AND SHAREHOLDERS' EQUITY


Notes Payable                                           $   54,000   $  62,000
Trade Accounts Payable                                     118,907     124,697
Accrued Expenses                                            93,191      71,053
Income Taxes                                                11,995       4,005
Current Maturities of Long-Term Debt                             -       2,000
                                                        ----------   ---------
   Total Current Liabilities                               278,093     263,755

Long-Term Debt and Capitalized Leases                      197,027     197,025
Other Liabilities                                           20,678      24,558
Shareholders' Equity                                       199,190     237,037
                                                        ----------   ---------

                                                        $  694,988    $722,375
                                                        ==========    ========


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